EXHIBIT 23.2

AUDITORS’ CONSENT

We consent to the incorporation by reference in the Registration Statements Nos. 33-60187, 333-46159, 333-63662, 333-134381, and 333-134382 on Form S-8 and Registration No. 333-150296 on Form S-3 of Clean Harbors, Inc. and subsidiaries, of our report dated June 15, 2009, relating to the financial statements of Eveready Inc. which appear in this Amendment No. 2 to the Current Report on Form 8-K/A of Clean Harbors, Inc.

(SIGNED) “Ernst & Young LLP”

Edmonton, Canada September 30, 2009
Chartered Accountants